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                                                                   Exhibit 10.20

                               SUBLEASE AGREEMENT

This Agreement is made and entered into this ___________ day of ________________, 2003 by and between GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation with its principal office located at 580 Walnut Street, Cincinnati, Ohio ("Sublessor"), and INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation with its principal office located at 2204 Lakeshore Drive, Birmingham, Alabama 35209 ("Sublessee").

                                    RECITALS

A. Sublessor entered into a certain lease with Camelot Associates Partnership L.P. ("Landlord") dated May 22, 2001 ("Master Lease"), a copy of which is attached hereto as Exhibit A and made a part hereof, wherein Sublessor rented space in the building located at 11353 Reed Hartman Highway, Cincinnati, Ohio (the "Building"). The space which is subject to the Master Lease is called the "Premises".

B. Sublessor is transferring certain of its insurance business and Sublessee or an affiliate will thereafter be servicing certain of such business. Upon the closing of such transaction, it is contemplated that the Premises will be occupied by employees and agents of Sublessor ("Sublessor Employees") and by employees and agents of Sublessee ("Sublessee Employees"). The parties anticipate that the Sublessor Employees will constitute approximately 5.32% of the storage space and 32.15% of the office space ("Sublessor's Percentage") and the Sublessee Employees will constitute approximately 94.68% of the storage space and 67.85% of the office space ("Sublessee's Percentage") of the total of the Sublessor Employees and the Sublessee Employees which are sharing space in the Premises. The parties do not intend to divide the Premises as between Sublessor and Sublessee, with one portion to be used exclusively by Sublessor and the Sublessor Employees and the other portion to be used exclusively by Sublessee and the Sublessee Employees. Rather, the parties intend to enter into this Sublease to set forth the terms and conditions on which Sublessor and Sublessee will share the Premises during the term of this Sublease.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties agree as follows:

                              TERMS AND CONDITIONS

        1. Premises: Sublessor hereby leases the Premises to Sublessee, and Sublessee hereby leases the Premises from Sublessor for those uses set forth in the Master Lease and for no other purpose. Notwithstanding the above provisions of this Paragraph 1, Sublessee's right to possession of the Premises shall not be exclusive, and shall be shared with Sublessor as provided in Paragraph 2.

        2. Space-Sharing Arrangement: This Sublease is intended to accomplish a space-sharing arrangement between Sublessor and Sublessee during the term of this Sublease, rather than a sublease of a specific portion of the Premises, with Sublessor and Sublessee sharing the occupancy costs in accordance with the Sublessor's Percentage and the Sublessee's Percentage,


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respectively. Sub1essor and Sublessee will cooperate with each other and will act in good faith in order to coordinate their shared use of the Premises so each can conduct its business without unreasonable interference from the other during the term of this Sublease.

        3. Term: The term of this Sublease shall commence on January 1, 2003 and shall expire December 31, 2004. This Sublease shall automatically expire if the Master Lease expires or is terminated.

        4. Rental: Sublessee hereby agrees to pay to Sublessor Sublessee's Percentage of the same rent as computed, required and set forth in the Master Lease, payable in monthly installments due and payable on the date payable under the Master Lease at Sublessor's office at 580 Walnut Street, Cincinnati, Ohio 45202 or at such other place as Sublessor may from time to time designate by written notice to Sublessee.

        5. Renewal: Provided the Master Lease will, according to its terms, be in effect for the full renewal term, Sublessee shall have the right to renew this Sublease for one additional term of two years. Sublessee shall exercise its renewal rights by written notice to Sublessor not later than one hundred twenty
(120) days prior to the end of the then expiring term.

        6. Representations: Sublessor hereby warrants and represents that it is now leasing the Premises pursuant to the terms and provisions set forth in the Master Lease, that a true and complete copy of the Master Lease is attached hereto as Exhibit A, that the Master Lease is in full force and effect, and that Sublessor has a valid leasehold interest in the Premises under the Master Lease; that neither the Master Lease nor any of the obligations, duties, and responsibilities of the Sublessor or of the Landlord under the Master Lease ("Master Landlord") have been amended, modified, or altered in any manner whatsoever; and that there exists no circumstance, condition or act of default which would entitle or permit the Master Landlord to terminate the Master Lease or to abridge any rights of Sublessor as Tenant thereunder. Sublessor covenants that it will not modify or surrender the Master Lease without the prior written consent of Sublessee, and represents that is has full right, power and authority under the Master Lease and otherwise to enter into this Sublease.

        7. Master Lease:

                A. All the obligations contained in the Master Lease conferred and imposed upon Sublessor (as Tenant therein) shall be borne by Sublessor and Sublessee in accordance with the Sublessor's Percentage and the Sublessee's Percentage, respectively, except as modified and amended by this Sublease, and all rights and privileges contained in the Master Lease conferred upon Sublessor (as Tenant therein), are hereby conferred and imposed upon Sublessee, to the extent of Sublessee's Percentage. Sublessor covenants and agrees it will make payment of the rentals reserved under the Master Lease as and when due, will perform Sublessor's insurance obligations under the Master Lease, and will otherwise fully and faithfully perform the terms and conditions of the Master Lease with respect to the Sublessor's Percentage. Sublessee covenants and agrees to otherwise fully and faithfully perform the terms and conditions of the Master Lease and the Sublease on its part to be performed. Neither the Sublessor nor Sublessee shall do or cause to be done any act which would or might cause the Master Lease, or the rights


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        of Sublessor as tenant under the Master Lease to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause Sublessor to be in default thereunder or liable for any damage, claim or penalty. Sublessee agrees, as an express inducement for Sublessor executing this Sublease, that if there is any conflict between the provisions of the Master Lease and this Sublease which would permit Sublessee to do or cause to be done any act which is prohibited by the Master Lease then the provisions of the Master Lease shall prevail.

                B. Sublessee shall pay to Sublessor, within ten (10) days after demand therefor by Sublessor, Sublessee's Percentage of any and all sums (except fixed annual rent payable under the Master Lease) due pursuant to the Master Lease. Sublessor shall not demand such payment prior to the date which is thirty (30) days before the date any such sum shall be due and owing under the Master Lease.

                C. Notwithstanding anything to the contrary herein contained, Sublessor shall have no duty itself to perform any obligations of the Master Landlord, nor shall such default of the Master Landlord affect this Sublease or waive or defer the performance of any of Sublessee' s obligations hereunder; provided, nevertheless, that in the event of any such default or failure of performance by Master Landlord, Sublessor agrees, upon notice from Sublessee, to make immediate demand upon Master Landlord to perform its obligations under the Master Lease.

        8. Default:

                A. If Sublessee defaults in the performance of any of its obligations hereunder, and such default continues for five (5) days after the giving of notice of such default with respect to the failure to pay any monies, or ten (10) days after the giving of notice of default with respect to the failure to perform or comply with any non-monetary obligations of Sublessee hereunder, then Sublessor may cure any such default and add the cost thereof (including reasonable attorneys' fees) to rent or terminate this Sublease upon giving three
        (3) days notice of termination to Sublessee. Sublessee shall have reasonable additional time beyond ten (10) days to cure a non-monetary default if Sublessee has commenced to cure same within said ten (10) days and thereafter proceeds with due diligence to cure same.

                B. Notwithstanding anything to the contrary contained herein, Sublessor may terminate this Sublease on three (3) days notice of termination (without having given prior notice of default) if in the reasonable apprehension of Sublessor the act or omission of Sublessee would cause a default under the Master Lease such as would entitle the Master Landlord within said period to terminate the Master Lease.

                C. In the event of Sublessee's default hereunder Sublessee shall remain liable for all rent and other sums due under the Sublease for the remainder of what would have been the term, for all damages arising out of its default and for all costs incurred in connection with any re-letting of the Premises. Sublessor shall have the right to re-enter and take possession of the Premises in the event of a termination for default. In addition to any and all remedies set forth herein Sublessor shall have all remedies available at law


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        or in equity and any and all remedies shall be cumulative and non-exclusive. Sublessor shall in any event, remain liable for all obligations imposed upon it by the Master Lease.

        9. No Representations: Sublessor makes no representations with respect to this transaction or the Premises, except as specifically set forth herein, and Sublessee expressly acknowledges that no such representations have been made. Sublessee takes the Premises in their "as is" condition, subject to reasonable wear and tear. Sublessor warrants that the Premises shall, at the time possession is delivered to Sublessee, be in substantially the same condition as the date of execution of this Sublease.

        10. Mechanics Liens: Sublessee shall cause no mechanics liens to be placed against the Premises or any portion thereof.

        11. Surrender: Sublessee shall surrender the Premises upon termination of this Sublease in the same condition as on the date of commencement, subject to ordinary wear and tear, casualty loss and damage caused by Sublessor or Sublessor's Employees.

        12. Notices: All notices, demands, submissions and consents required hereunder shall be in writing and shall be deemed given if sent by certified mail, return receipt requested postage prepaid (a) to Sublessee, at the address of Sublessee as hereinabove set forth or such other address as Sublessee may designate by notice to Sublessor, or (b) to Sublessor, at the address hereinabove set forth, or such other address as Sublessor may designate by notice to Sublessee.

        13. Liability Insurance: Sublessor is presently maintaining, and will continue to maintain, general public liability insurance with respect to the Premises for amounts in excess of $1,000,000 up to $25,000,000 per occurrence, and will cause Sublessee to be an additional named insured under such policy up to $25,000,000. Sublessee will reimburse Sublessor for Sublessee' s Percentage of the premiums for such insurance that are attributable to the term of this Sublease. Sublessee will defend, indemnify and hold harmless Sublessor for any loss, damage or liability relating to the Premises caused by Sublessee or Sublessee's agents, contractors, employees, invitees or licensees, up to $1,000,000. In addition, Sublessee will indemnify Sublessor for any loss, damage or liability caused by Sublessee not covered by Sublessor's general public liability insurance.

        14. Contents Insurance: Sublessor is presently maintaining, and will continue to maintain, casualty insurance with respect to the personal property located in the Premises, with a deductible not greater than $100,000 per occurrence, and will cause Sublessee to be named as a loss payee under such policy. Sublessee will reimburse Sublessor for Sublessee's Percentage of the premiums for such insurance that are attributable to the term of this Sublease. Sublessee will indemnify Sublessor against loss or damage to the personal property located on the Premises caused by Sublessee or Sublessee's Employees, up to the amount of the insurance deductible (which shall not exceed $100,000 per occurrence).


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        15. Indemnification:

                A. Sublessee's Indemnity of Sublessor. Sublessee shall indemnify and hold Sublessor harmless against any and all claims, liabilities, damages or losses, and any attorneys fees and other incidental expenses, resulting from injury or death of any person or damage to property occurring on or about the Premises or arising in conjunction with the use and occupancy of the Premises by Sublessee or others claiming under Sublessee.

                B. Sublessor's Indemnity of Sublessee. Sublessor shall indemnify and hold Sublessee harmless against any and all claims, liabilities, damages or losses, and any attorneys fees and other incidental expenses, resulting from injury or death of any person or damage to property occurring on or about the Premises or arising in conjunction with the use and occupancy of the Premises by Sublessor or others claiming under Sublessor.

        16. Alterations: Sublessee shall not make any alterations or additions to the Premises without first obtaining Sublessor's and Master Landlord's consent.

        17. Assignment: Without the prior written consent of Sublessor, and Master Landlord, neither Sublessee, nor Sublessee' s legal representatives or successors in interest by operation of law or otherwise, shall assign or mortgage this Sublease, or sublet or license the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others. Any consent by Sublessor and Master Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as waiver of the duty of Sublessee, or the legal representatives or assigns of Sublessee, to obtain from Sublessor or Master Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Sublessor or Master Landlord to assign or sublet without such consent. Both Sublessor and Sublessee shall assume and be liable to Master Landlord for any and all acts and omissions of any and all assignees, subtenants, undertenants and occupants.

        18. Consents: With respect to any provision of this Sublease which provides, in effect, that Sublessor shall not unreasonably withhold or unreasonably delay any consent or any approval, Sublessee, shall not in any event be entitled to make, nor shall Sublessee make, any claim for money damages and Sublessee hereby waives any claim for money damages; nor shall Sublessee claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed any consent or approval; but Sublessee's sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

        19. No Broker: Sublessee covenants, warrants and represents that there was no broker instrumental in consummating this Sublease and that no conversations or prior negotiations were had with any broker and agrees to defend, indemnify and hold Sublessor harmless against any claims for brokerage commission arising out of any conversations or negotiations had by Sublessee with any broker.

        20. Liability of Sublessor: In the event of a transfer of Sublessor's interest in the Master Lease, or in this Sublease, it shall be deemed without further agreement between the


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parties and such transferee that the transferee has assumed and agreed to observe and perform all obligations of the Sublessor hereunder. Notwithstanding any such transfer, Sublessor shall be and remain liable to Sublessee for the observance and performance of all obligations of the Sublessor hereunder, and for breach of any of the representations and warranties made by Sublessor herein.

        21. Quiet Enjoyment: Sublessor warrants and agrees that, provided Sublessee pays and performs all its covenants, agreements and obligations under this Sublease, Sublessee shall have the quiet and peaceful enjoyment of the Premises for the full term of this Sublease.

        22. Waiver: One or more waivers of any covenants or conditions by Sublessor shall not be construed as a waiver of a subsequent breach of the same or any other covenants or conditions, and the consent or approval by Sublessor to or of any act by Sublessee requiring Sublessor' s consent or approval shall not be construed to waive or render unnecessary Sublessor's consent or approval to or of any subsequent similar act by Sublessee.

        23. Effect: This Agreement shall be binding upon the parties hereto, their heirs, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

        24. Forum: This Agreement shall be governed by the laws of the State wherein the Premises are located.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.


WITNESS                                     GREAT AMERICAN INSURANCE COMPANY


                                            By:
------------------------------------           ---------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


WITNESS                                     INFINITY PROPERTY AND CASUALTY
                                            CORPORATION

                                            By:
------------------------------------           ---------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


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